Exhibit 99.1

DPL Announces Timing of First Quarter 2008 Earnings Release and Webcast Conference Call

DAYTON, Ohio, Apr 7, 2008 — DPL Inc. (NYSE:DPL) will announce its first quarter 2008 earnings on Wednesday, April 23, 2008, after the market closes.

In conjunction with the earnings release, DPL will conduct a live webcast of its conference call with financial analysts on Thursday, April 24, 2008 at 9:00 a.m. Eastern time.  DPL executive management will present an overview of the company’s financial results followed by a question and answer session.

Financial analysts may participate in the call by using the domestic dial in number of 888-713-4199 or the international dial-in number of 617-213-4861.  The access code is 34140702.  Please dial into the call at least fifteen minutes prior to the call to register.

Participants may also pre-register for the conference call at https://www.theconferencingservice.com/prereg/key.process?key=PBH39TXG6 ..  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference.

The live webcast will be available on the DPL Inc. website at www.dplinc.com.  Please go to the site at least fifteen minutes prior to the start of the call to register, download and install any necessary software.  The conference call will be available for replay after the call on the DPL Inc. website in the investor relations section.

About DPL

DPL Inc. (NYSE:DPL) is a regional electric energy company.  DPL’s principal subsidiaries include The Dayton Power & Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER).  DP&L, a regulated electric utility, provides service to over 515,000 retail customers in West Central Ohio; DPLE engages in the operation of peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers.  DPL, through its subsidiaries, owns and operates approximately 3,750 megawatts of generation capacity, of which 2,850 megawatts are low cost coal-fired units and 900 megawatts are natural gas and diesel peaking units.  Further information can be found at www.dplinc.com.

News Media Contact:	Investor Relations Contact:
DPL Medialine	John Gillen
(937) 224-5940	Senior Vice President and CFO
(937) 259-7033